                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            Student Advantage, Inc.
                (Name of Registrant as Specified In Its Charter)

                                      N/A
    ------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                            STUDENT ADVANTAGE, INC.
                               280 SUMMER STREET
                          BOSTON, MASSACHUSETTS 02210

              NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                            ON FRIDAY, JUNE 28, 2002

To the Stockholders of Student Advantage, Inc.

     A Special Meeting of Stockholders of Student Advantage, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109, on Friday, June 28, at 10:00 a.m., Boston time, to consider and act upon the following matters:

     1. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse split of the Company's issued and outstanding Common Stock.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on May 31, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            By order of the Board of Directors

                                            KENNETH S. GOLDMAN,
                                            Secretary

Boston, Massachusetts
June   , 2002

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            STUDENT ADVANTAGE, INC.
                               280 SUMMER STREET
                          BOSTON, MASSACHUSETTS 02210

                                PROXY STATEMENT

       FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2002

                                  INTRODUCTION

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Student Advantage, Inc. (the "Company" or "Student Advantage") of proxies for use at a Special Meeting of Stockholders to be held on June 28, 2002, and at any adjournment of that meeting (the "Special Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company, or by voting in person at the Special Meeting.

     The Notice of Special Meeting, this Proxy Statement and the accompanying
proxy card are being mailed to stockholders on or about June   , 2002.

QUORUM REQUIREMENT

     At the close of business on May 31, 2002, the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting, there
were outstanding and entitled to vote an aggregate of                shares of
common stock, $.01 par value per share, of Student Advantage (the "Common Stock"), constituting all of the outstanding voting stock of Student Advantage. Holders of Common Stock are entitled to one vote per share.

     The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting shall constitute a quorum for the transaction of business at the Special Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Special Meeting.

VOTES REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required to approve the amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse split of the issued and outstanding Common Stock.

     Shares which abstain from voting as to the proposed amendment to the Company's Amended and Restated Certificate of Incorporation, and shares held in "street name" by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote as to such matter, will not be voted in favor of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation. Accordingly, abstentions and "broker non-votes" will have the effect of a negative vote on the proposed amendment to the Company's Amended and Restated Certificate of Incorporation, because approval of this proposal requires the affirmative vote of a majority of all outstanding shares of Common Stock.

BENEFICIAL OWNERSHIP OF VOTING STOCK

     The following table sets forth the beneficial ownership of Common Stock as of May 15, 2002, (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) by each of the Company's directors, (iii) by each of the Company's "named executive officers" as defined in Item 402(a)(3) of Regulation S-K, and (iv) by all current directors and executive officers of the Company as a group. Unless otherwise indicated, (i) each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as beneficially owned by such person or entity and (ii) the address of each beneficial owner is c/o Student Advantage, Inc., 280 Summer Street, Boston, Massachusetts 02210. As of May 15, 2002, there were 51,279,232 shares of Common Stock outstanding.

                                                                             PERCENTAGE OF
                                                                 SHARES         COMMON
                                                              BENEFICIALLY       STOCK
NAME OF BENEFICIAL OWNER                                         OWNED        OUTSTANDING
------------------------                                      ------------   -------------
5% STOCKHOLDERS
Raymond V. Sozzi, Jr........................................    7,262,983        14.2%
Marc J. Turtletaub(1).......................................    5,416,671        10.5
Entities Affiliated with Atlas Capital(2)...................    5,244,950        10.1
Jennison Associates LLC(3)..................................    4,645,800         8.8
Greylock IX Limited Partnership(4)..........................    4,500,000         8.7
William S. Kaiser(4)........................................    4,500,000         8.7
John Hancock Advisers, LLC(5)...............................    2,987,350         5.8
Lord, Abbett & Co.(6).......................................    2,605,959         5.1

OTHER DIRECTORS
John S. Katzman(7)..........................................    1,069,530         2.1
John M. Connolly(8).........................................        7,500           *
Charles E. Young(9).........................................        5,132           *

OTHER NAMED EXECUTIVES
Kenneth S. Goldman(10)......................................      165,125           *
Jay P. Summerall(11)........................................      133,000           *
Craig R. MacFarlane(12).....................................       95,625           *
Kevin M. Roche(13)..........................................       55,970           *
All current executive officers and directors as a group (11
  persons)(14)..............................................   18,707,185        34.6%

---------------
  *  Less than 1%.

 (1) Includes 333,334 shares that Mr. Turtletaub has the right to purchase on or within 60 days of May 15, 2002.

 (2) Consists of shares held by Atlas II, L.P. and Pentagram Partners as a group. Atlas II, L.P. has sole voting and dispositive power with respect to 2,411,200 shares and Pentagram Partners has sole voting and dispositive power with respect to 2,833,750 shares, which includes 2,267,000 shares held directly and the right to purchase 566,750 shares on or within 60 days of May 15, 2002. The address for Atlas II, L.P. and Pentagram Partners is 630 Fifth Avenue, 20th Floor, New York, New York 10100. This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission ("SEC") on May 16, 2002 by Atlas II, L.P. and Pentagram Partners.

 (3) Jennison Associates LLC ("Jennison") may have direct or indirect voting and/or investment discretion over 3,395,800 shares in connection with the provision of investment advice by Jennison to several investment companies, insurance separate accounts and institutional clients. Jennison is wholly-owned by Prudential Insurance Company of America ("Prudential") and, as a result, Prudential may be deemed to have the power to direct the exercise of voting power or investment discretion that Jennison may have with respect to such shares. Jennison disclaims beneficial ownership of such shares. The information regarding Jennison's beneficial ownership of 3,395,800 shares of Common Stock is based solely on a Schedule 13G filed with the SEC on February 4, 2002 by Jennison. In addition, Jennison holds warrants to purchase an aggregate of 1,250,000 shares of Common Stock which are exercisable on or within 60 days of May 15, 2002. Jennison's address is 466 Lexington Avenue, New York, New York 10017.

 (4) Consists of 4,250,000 shares held of record and 250,000 shares subject to warrants that were exercisable on or within 60 days of May 15, 2002 by Greylock IX Limited Partnership. Mr. Kaiser is a general partner of Greylock IX GP Limited Partnership, the general partner of Greylock IX Limited Partnership. Greylock IX GP Limited Partnership has sole voting and investment power with respect to these shares. Mr. Kaiser disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address for Greylock IX Limited Partnership and Greylock IX GP Limited Partnership is One Federal Street, Boston, Massachusetts 02110.

 (5) John Hancock Advisers, LLC ("JHA") has sole voting and dispositive power with respect to 2,332,400 shares held by John Hancock Small Cap Value Fund and 54,950 shares held by John Hancock Small Cap Equity Fund pursuant to Advisory Agreements relating to these funds. JHA is a wholly-owned subsidiary of The Berkeley Financial Group, LLC ("TBFG"), TBFG is a wholly-owned subsidiary of John Hancock Subsidiaries, LLC ("JHS"), JHS is a wholly-owned subsidiary of John Hancock Life Insurance Company ("JHLIC") and JHLIC is a wholly owned subsidiary of John Hancock Financial Services, Inc. ("JHFS"), and therefore TBFG, JHS, JHLIC and JHFS all may be deemed indirect beneficial owners of such shares. This information regarding JHA's beneficial ownership of 2,387,350 shares of Common Stock is based solely on a Schedule 13G filed with the SEC on February 8, 2002 by JHA, TBFG, JHS, JHLIC and JHFS. In addition, JHA holds warrants to purchase an aggregate of 600,000 shares of Common Stock, which are exercisable on or within 60 days of May 15, 2002. The principal business offices of JHFS, JHLIC and JHS are located at John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117. The principal offices of TBFG and JHA are located at 101 Huntington Avenue, Boston, Massachusetts 02199.

 (6) Information is based solely on a Schedule 13G/A filed with the SEC on January 28, 2002 by Lord, Abbett & Co. Lord, Abbett & Co.'s address is 90 Hudson Street, Jersey City, New Jersey 07302.

 (7) Includes 5,205 shares held of record by Alicia Ernst, Mr. Katzman's wife, 9,957 shares held of record by Princeton Review Products, LLC, and 785,000 shares held of record by Princeton Review Publishing, LLC. Mr. Katzman is the chief executive officer of Princeton Review Publishing, LLC, which is the parent company of Princeton Review Products LLC. Mr. Katzman disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Mr. Katzman's address is c/o Princeton Review Publishing, LLC, 2315 Broadway, New York, New York 10024.

 (8) Consists of 7,500 shares subject to options held by Mr. Connolly that were exercisable on or within 60 days of May 15, 2002.

 (9) Consists of 5,132 shares subject to options held by Mr. Young that were exercisable on or within 60 days of May 15, 2002.

(10) Consists of 165,125 shares subject to options held by Mr. Goldman that were exercisable on or within 60 days of May 15, 2002.

(11) Consists of 125,000 shares subject to options held by Mr. Summerall that were exercisable on or within 60 days of May 15, 2002 and 8,000 shares held by Mr. Summerall's minor children.

(12) Consists of 95,625 shares subject to options held by Mr. MacFarlane that were exercisable on or within 60 days of May 15, 2002. Mr. MacFarlane's employment with the Company terminated on May 17, 2002.

(13) Includes 44,375 shares subject to options held by Mr. Roche that were exercisable on or within 60 days of May 15, 2002.

(14) Includes 432,132 shares subject to options held by the executive officers and directors, 250,000 shares subject to a warrant that a director may be deemed to beneficially own and 333,334 shares that a director has the right to purchase on or within 60 days of May 15, 2002.

                                   PROPOSAL 1

         APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
          CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE
           SPLIT OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK

GENERAL

     The Company's stockholders are being asked to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse split of the issued and outstanding Common Stock (the "Amendment"). The Board of Directors has adopted a resolution declaring the advisability of the proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect the one-for-ten reverse split of the Common Stock. The text of the Amendment is attached hereto as Appendix A.

     If the Amendment is approved by the Company's stockholders and the one-for-ten reverse stock split is implemented by the Company by filing the Amendment with the Delaware Secretary of State, the reverse stock split will be effective at 5:00 p.m. eastern time on the date of filing of the certificate of amendment (the "Effective Time"). At such time, each outstanding share of Common Stock will automatically be changed into one-tenth of a share of Common Stock. In addition, the number of shares of Common Stock subject to outstanding options and warrants issued by the Company, and the number of shares reserved for future issuances under the Company's stock plans, will be reduced by a factor of ten. The Board of Directors may decide to forego or postpone filing of the Amendment if such action is determined to be advisable (even if such proposal has been approved by the stockholders).

REASONS FOR THE REVERSE STOCK SPLIT

     The reason for the reverse stock split is to increase the per share market price of the Common Stock. The Common Stock has been quoted on the Nasdaq National Market ("Nasdaq") since June 1999 when the Company completed its initial public offering. In April 2002, the Company was notified by The Nasdaq Stock Market, Inc. that, based upon its review of price data for the Common Stock, the closing bid price for the Common Stock was less than $1.00 per share during the relevant review period of thirty consecutive trading days, which is a requirement for continued inclusion of the Common Stock on Nasdaq. The Board of Directors anticipates that a reverse stock split would have the effect of increasing the trading prices of the Common Stock, which could result in a share price high enough to satisfy this Nasdaq listing requirement.

     The Board of Directors believes that the current low per share market price of the Common Stock, which it believes is due in part to the overall weakness in the market for Nasdaq stocks, has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing additional shares of its Common Stock. The Board believes there are several reasons for these effects: first, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because the brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price of the Common Stock was substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Common Stock.

     The Board of Directors anticipates that the one-for-ten reverse stock split will result in a bid price for the Common Stock in excess of $1.00 per share. The Board also believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the reverse stock split, and the anticipated increase in the price of the Common Stock, could encourage interest in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, although any increase in the market price of the Common Stock resulting from the reverse stock split may be proportionately less than the decrease in the number of outstanding shares, the reverse stock split could result in a market price for the shares that will be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

     There can be no assurances, however, that the foregoing events will occur, or that the market price of the Common Stock immediately after the proposed reverse stock split will be maintained for any period of time. Moreover, there can be no assurance that the market price of the Common Stock after the proposed reverse stock split will adjust to reflect the conversion ratio (e.g., if the market price is $0.40 before the reverse stock split there can be no assurance that the market price immediately after the reverse stock split will be $4.00 (10 x $0.40)); or that the market price following the reverse stock split will either exceed or remain in excess of the current market price.

     Even if the reverse stock split results in a bid price for the Common Stock that exceeds $1.00 per share, there can be no assurance that the Company will be able to maintain the listing of the Common Stock on Nasdaq. The Company would also need to satisfy other criteria to continue to have the Common Stock eligible for continued listing on Nasdaq. These other criteria consist of maintaining (i) shareholders' equity of at least $10 million, (ii) a public float of 750,000 shares of Common Stock, (iii) a market value of the public float of at least $5 million, (iii) at least 400 shareholders (round lot holders), (iv) at least two market makers for the Common Stock and (v) compliance with certain corporate governance requirements. The Company believes that it satisfies all of these other maintenance criteria except for the minimum shareholders' equity requirement as of March 31, 2002. As of March 31, 2002, the Company had shareholders' equity of $4.3 million. However, the Company believes that the sale of 3.6 million shares of Common Stock and the sale of the assets related to its SA Marketing Group business in early May will permit it to satisfy the minimum shareholders' equity requirement. There can be no assurance, however, that the Company will be successful in meeting all requisite maintenance criteria.

PRINCIPAL EFFECTS OF THE ONE-FOR-TEN REVERSE STOCK SPLIT

     If the Amendment is approved at the Special Meeting and the one-for-ten reverse stock split is effected by the Company by filing the Amendment with the Delaware Secretary of State, each share of Common Stock outstanding immediately prior to the Effective Time will automatically be changed, as of the Effective Time, into one-tenth of a share of Common Stock. In addition, the number of shares of Common Stock subject to outstanding options and warrants issued by the Company, and the number of shares reserved for future issuances under the Company's stock plans, will be reduced by a factor of ten. No fractional shares of Common Stock will be issued in connection with the proposed reverse stock split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the reverse stock split will receive cash in lieu of the fractional share as explained more fully below.

     Because the reverse stock split will apply to all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock, the proposed reverse stock split will not alter the relative rights and preferences of existing stockholders. The Amendment will, however, effectively increase the number of shares of Common Stock available for future issuances by the Board of Directors because the number of authorized shares will not change. This may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Amended and Restated Certificate of Incorporation or Bylaws. The reverse stock split will not affect the par value of the Common Stock. As a result, at the Effective Time of the reverse stock split, the stated capital on the Company's balance sheet will be reduced to one-tenth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be increased because there will be fewer shares of the Common Stock outstanding.

     If the proposed Amendment is approved at the Special Meeting and effected by the Company, some stockholders may consequently own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

     Stockholders have no right under Delaware law or the Company's Amended and Restated Certificate of Incorporation or Bylaws to dissent from the reverse stock split.

CASH PAYMENT IN LIEU OF FRACTIONAL SHARES

     In lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the reverse stock split, the Company shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on Nasdaq during regular trading hours for the five trading days immediately preceding the Effective Time.

FEDERAL INCOME TAX CONSEQUENCES

     The following description of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. Student Advantage has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

     In general, the federal income tax consequences of the reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. The Company believes that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in Student Advantage's assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects:

     A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of Common Stock will equal the stockholder's basis in its old shares of Common Stock.

     A stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in
Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder's particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. In the aggregate, such a stockholder's basis in the reduced number of shares of Common Stock will equal the stockholder's basis in its old shares of Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash.

     Student Advantage will not recognize any gain or loss as a result of the reverse stock split.

BOARD DISCRETION TO IMPLEMENT THE ONE-FOR-TEN REVERSE STOCK SPLIT

     If the Amendment is approved at the Special Meeting, the Board of Directors may, in its sole discretion, at any time prior to the filing of the Amendment with the Delaware Secretary of State, determine to abandon the Amendment without further action by the stockholders. The determination by the Board of Directors will be based on a number of factors, including market conditions, existing and expected trading prices for the Common Stock and the likely effect of business developments on the market price for the Common Stock.

RECOMMENDATION

     The Board of Directors recommends a vote FOR the proposed amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse split of the issued and outstanding Common Stock.

                                 OTHER MATTERS

MATTERS TO BE CONSIDERED AT THE MEETING

     The Board of Directors does not know of any other matters which may come before the Special Meeting. However, if any other matters are properly presented to the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

HOUSEHOLDING OF MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement may have been sent to multiple stockholders in the same household. The Company will promptly deliver a separate copy of the proxy statement to any stockholder upon request by writing or calling the Company at the following address or phone number: Student Advantage, Inc., 280 Summer Street, Boston,

Massachusetts 02210, Attention: Angela Blackman or by calling 1-888-825-7823. Any stockholder who wants to receive separate copies of proxy statements and the Company's annual report in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Any proposal that a stockholder wishes to be considered for inclusion in the Company's proxy statement and proxy card for the 2003 Annual Meeting must be received by Student Advantage's Secretary at the Company's principal executive offices no later than December 20, 2002.

ADVANCE NOTICE PROCEDURES

     The Company's bylaws require that the Company be given advance written notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy which are discussed above). The required notice must be given within the prescribed time frame, which is generally calculated by reference to the date of the most recent Annual Meeting. Assuming that Student Advantage's 2003 Annual Meeting is held on or after May 1, 2003 and on or before July 30, 2003 (as we currently anticipate), the bylaws would require notice to be provided to Student Advantage's Secretary at the Company's principal executive offices no earlier than February 15, 2003 and no later than March 7, 2003. The Company's bylaws also specify requirements relating to the content of the notice which stockholders must provide to the Secretary of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

                                            By Order of the Board of Directors,

                                            KENNETH S. GOLDMAN,
                                            Secretary

June [  ], 2002

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            STUDENT ADVANTAGE, INC.

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

     Student Advantage, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     The Board of Directors of the Corporation duly adopted a resolution by Written Action dated May 20, 2002, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval. The stockholders of the Corporation duly approved said proposed amendment at the
Special Meeting of Stockholders held on June   , 2002 in accordance with Section
242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:           That the first paragraph of Article FOURTH of the Amended
                    and Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following two paragraphs are inserted in lieu thereof:

                    "FOURTH: That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Amended and Restated Certificate of Incorporation (the "Effective Time"), a one-for-ten reverse stock split of the Corporation's common stock shall become effective, pursuant to which each ten shares of common stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of common stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of common stock from and after the Effective Time. No fractional shares of common stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the Nasdaq National Market during regular trading hours for the five trading days immediately preceding the Effective Time.

                    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 155,000,000 shares, consisting of (i) 150,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock")."

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chief
Executive Officer and President this                day of June, 2002.

                                          STUDENT ADVANTAGE, INC.

                                          By:
                                            ------------------------------------
                                            RAYMOND V. SOZZI, JR.
                                            Chief Executive Officer and
                                              President

                                      PROXY

                             STUDENT ADVANTAGE, INC.

                                280 SUMMER STREET
                           BOSTON, MASSACHUSETTS 02210

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS

     Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) each of Raymond V. Sozzi, Jr. and Kenneth S. Goldman, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Student Advantage, Inc. (the "Company") held of record by the undersigned on May 31, 2002 at the Special Meeting of Stockholders to be held on June 28, 2002 and any adjournments thereof. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

     PLEASE MARK DATE, SIGN, AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

     SEE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE
SIDE

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. The proposal requires your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Student Advantage, Inc.

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


1. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse split of the Company's issued and outstanding Common Stock.

           FOR           AGAINST               ABSTAIN

           [ ]             [ ]                   [ ]


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING          [ ]


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        [ ]

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.


Signature:_______________ Date:______ Signature:___________________ Date:_______